UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2014

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 21, 2014, Energy Services of America Corporation (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered the election of directors, the ratification of Arnett Foster Toothman P.L.L.C. as the Company’s independent registered public accountants, and two advisory proposals relating to executive compensation. A breakdown of the votes cast is set forth below.

1. The election of directors.

	For	Withheld	Broker Non-Votes

Marshall T. Reynolds	6,749,197	266,708	3,300,222
Jack M. Reynolds	6,759,028	256,877	3,300,222
Douglas V. Reynolds	6,777,280	238,625	3,300,222
Neal W. Scaggs	6,938,996	76,909	3,300,222
Joseph L. Williams	6,736,138	279,767	3,300,222
Keith Molihan	6,938,996	76,909	3,300,222
Nester S. Logan	6,957,248	58,657	3,300,222
Samuel G. Kapourales	6,938,996	76,909	3,300,222

2. The ratification of the appointment of Arnett Foster Toothman P.L.L.C. as the Company’s independent registered public auditing firm for the year ending September 30, 2014.

For	Against	Abstain

10,290,311	235	25,581

3. An advisory, non-binding resolution with respect to our executive compensation.

For	Against	Abstain

6,886,853	107,289	21,763

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: May 23, 2014	By:	/s/ Charles P. Crimmel
Charles P. Crimmel Chief Financial Officer